UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2025

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

As previously disclosed on the Current Report on Form 8-K filed on January 7, 2025 by Blackboxstocks Inc. (the “Company”), Ray Balestri, a member of the Company’s board of directors (the “Board”), audit committee, compensation committee and nominating and governance committee, passed away unexpectedly on January 4, 2025. To fill the vacancies created by Mr. Balestri’s death, the Board appointed Grant Evans as a director to hold office until the Company’s 2025 annual meeting of stockholders and until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. In connection with his appointment to the Board, Mr. Evans was also appointed to serve on each of the Board’s audit committee, compensation committee and nominating and governance committee.

In connection with his appointment, the Board has affirmatively determined that Mr. Evans (i) meets the requirements for audit committee service contained in Nasdaq Listing Rule 5605(c)(2)(A), (ii) is an “independent director” as contemplated by Nasdaq Listing Rule 5605(b)(1), and (iii) is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Evans will serve as Chairman of the Company’s audit committee.

Mr. Evans is a seasoned executive with over 30 years of experience as a Chief Executive Officer, director and advisor in multiple industries. Since 2021, Mr. Evans has been a partner with Pacific Coast Partners, an advisory firm focusing on mergers and acquisitions, strategy and capital raising. From 2019 to 2021, Mr. Evans was the Chief Executive Officer of Crypto Graphic Solutions Inc., a global supplier of encryption solutions for end point management, secured access, data protection and monitoring until the company was acquired in 2021.

Mr. Evans’s compensation for service as non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board.

There are no arrangements or understandings between Mr. Evans and any other person pursuant to which Mr. Evans was named as a director of the Company. Mr. Evans has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

After giving effect to Mr. Evans’s appointment, the Board is comprised of a majority of independent directors as required by Nasdaq Listing Rule 5605(b)(1), and the audit committee of the Board has three independent members as required by Nasdaq Listing Rule 5605(c)(2)(A).

Item 7.01 Regulation FD Disclosure

On January 27, 2025, the Company issued a press release announcing the appointment of Mr. Evans as a director.

The information in this Item 7.01, including Exhibit 99.1 hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference to the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this Current Report on Form 8-K.

Exhibit	Description
99.1	Press release dated January 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2025	Blackboxstocks Inc.

	By:	/s/ Gust Kepler
Gust Kepler President and Chief Executive Officer